UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 30, 2012

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) amends the Current Report on Form 8-K of Greektown Superholdings, Inc. for the date of the report: December 30, 2012 (the “Original Filing”), that was originally filed with the U.S. Securities and Exchange Commission on December 31, 2012. The amendment is being filed for the purpose of (A) correcting an error in the definition of Acquiring Person in the proviso to subclause G of paragraph (a)(ii) on page 2 of the Rights Agreement, first filed as Exhibit 4.1 of the Original Filing (and correcting a corresponding summary contained in Exhibit C to the Rights Agreement) and (B) correcting certain formatting errors. The new Exhibit 4.1 contains a corrected copy of the Rights Agreement and replaces the Exhibit 4.1 filed with the Original Filing.

Except as described above, the Amendment does not modify or update the disclosures presented in, or exhibits to, the Original Filing in any way. Those sections of the Original Filing that are unaffected by the Amendment are not included herein. The Amendment continues to speak as of the date of the Original Filing. Furthermore, the Amendment does not reflect events occurring after the filing of the Original Filing. Accordingly, the Amendment should be read in conjunction with the Original Filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Rights Agreement, dated as of December 31, 2012, by and between Greektown Superholdings, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 9, 2013

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Michael Puggi
Name:	Michael Puggi
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Rights Agreement, dated as of December 31, 2012, by and between Greektown Superholdings, Inc. and Continental Stock Transfer & Trust Company.